Exhibit 10.2
AMENDMENT TO THE
WORTHINGTON INDUSTRIES, INC.
DEFERRED PROFIT SHARING PLAN
FOR THE
ECONOMIC GROWTH AND TAX RELIEF
RECONCILIATION ACT OF 2001
AND
FOR OTHER PURPOSES
     WHEREAS, Worthington Industries, Inc. (the “Company”) has adopted the Worthington Industries, Inc. Deferred Profit Sharing Plan (the “Plan”); and
     WHEREAS, the Plan provides that it may be amended from time to time; and
     WHEREAS, the Economic Growth & Tax Relief Reconciliation Act of 2001 (“EGTRRA”) became law generally effective on and after January 1, 2002; and
     WHEREAS, the following amendments to the Plan that conform the Plan to EGTRRA are intended to constitute good faith compliance with the requirements of EGTRRA, and shall be construed in accordance with EGTRRA and guidance issued thereunder; and
     WHEREAS, the Company desires to amend the Plan for certain other purposes;
     NOW, THEREFORE, the Plan is amended as follows:
     1. “50%” shall be substituted for “15%” in the third sentence of Section 3.1, effective on or after January 1, 2002.
     2. The following new Section 3.1A shall be added to the Plan effective on and after September 1, 2002:
3.1A Catch-up Contributions
     (a) An actively employed Participant who is prevented from making additional 401(k) Contributions to the Plan for a Plan Year as a result of a Plan limitation regarding the amount of 401(k) Contributions the Participant may make for a Plan Year; the limitations imposed by Sections 9.1 or 9.3 of the Plan or any other applicable limitation, and who has or will attain age 50 by the last day of any calendar year beginning on or after January 1, 2002, may make an additional contribution to the Plan, hereinafter referred to as a “catch-up contribution.”
     The amount of a catch-up contribution made by a Participant shall not exceed the dollar limitation set forth in Code Section 414(v)(2)(B) [as adjusted in accordance with Code Section 414(v)(2)(C)] or the amounts described in Code Section 414(v)(2)(A)(ii).
     Catch-up contributions shall not be subject to the otherwise applicable limitations described in Sections 401(a)(30), 401(k)(3), 404(h), 410(b), 415 or 416 of the Code, or any other applicable limitation for the relevant Plan Year, Limitation Year or calendar year for which such contribution is credited, but shall otherwise be treated as 401(k) Contributions.
     The provision of this subparagraph shall be applicable on an equivalent basis to all Participants in the Plan who are eligible to make catch-up contributions and to similarly situated participants in any other plan sponsored by an Employer or Affiliate that provides for elective deferrals under a “qualified cash or deferred arrangement” [within the meaning of Treasury Regulation 1.401(k)-1(a)(4)].
     3. The first sentence of Section 6.1 will be deleted in its entirety and shall be restated as follows, effective for Distribution after December 31, 2001:
     Subject to the Committee’s reasonable determination that the Qualified Rollover Contribution meets the requirements of Section 402(c) of the Code, an Active Participant may contribute to the Plan, as a Qualified Rollover Contribution, a distribution from an “eligible retirement plan” within the meaning of Code Section 402(c)(8)(B), provided such amounts do not consist of after-tax contributions.
     4. The following sentence shall be added to Section 6.1(a) of the Plan at the end thereof, effective for Limitation Years commencing after December 31, 2001:
     For the purpose of this Section 6.1(a), compensation shall not include contributions to a Participant’s Account for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) after the Participant’s separation from service, notwithstanding the fact that such contributions may otherwise be treated as Annual Additions.
     5. The first sentence of Section 9.3(a) of the Plan shall be deleted in its entirety, and shall be restated as follows, effective for calendar years commencing on or after January 1, 2002:
     For each calendar year, the 401(k) Contributions made by a Participant, excluding (i) amounts treated as excess Annual Additions pursuant to Section 9.2 of the Plan; and (ii) catch-up contributions deferred by a Participant in accordance with Section 414(v) of the Code, shall not exceed the limitation set forth in Section 402(g)(1) of the Code, as adjusted by Section 402(g)(4) of the Code.
     6. The following sentence shall be added to the definition of “deferral percentage” after the first sentence of subsection (c) of Section 9.3 of the Plan, effective for Plan Years commencing on or after January 1, 2002:

     A Participant’s deferral percentage will not include catch-up contributions deferred by the Participant in accordance with Section 414(v) of the Code.
     7. Section 13.1 shall be deleted in its entirety and the following shall be substituted:
     If a Participant incurs a severance from employment of the Company for any reason other than retirement, death, or disability in accordance with Sections 10, 11 and 12 hereof, he shall be entitled to the entire value of his Account. The term “severance from employment” in the preceding sentence and where used in the Plan shall be interpreted in accordance with Code Section 401(a)(2)(B)(i)(I) and applicable authority thereunder. This amendment shall not apply to Participants who have severed their employment from the Company and all Affiliates prior to January 1, 2002. If Participant incurs a severance from employment for any reason other than retirement, death or disability in accordance with Sections 10, 11 and 12 hereof, he shall be entitled to the entire balance of his Account. Payment of such amounts shall be made as provided in Section 14 hereof.
     8. The reference to “$5,000” in Section 14.2 of the Plan shall be deleted and “$5,000 (excluding the Participant’s Qualified Rollover Account)” shall be substituted, effective for distributions made to Participants after December 31, 2001.
     9. The following shall be added to Section 15.2, effective on or after January 1, 2002:
     In no event may the Committee reduce the amount of 401(k) contributions that a Participant may elect to defer for the year after the year in which the hardship distribution was received by the Participant by the amount the Participant elected to defer in the year in which the hardship distribution was granted.
     10. Item (E) of Section 14.5(b)(i) of the Plan shall be deleted in its entirety, and the following shall be substituted, effective for distributions made to Participants from the Plan after December 31, 2001:
(E) a distribution made to a Participant in accordance with the hardship rules set forth in Treasury Regulation 1.401(k)-1(d)(2)(ii), to the extent that such distribution is otherwise permitted by the Plan.
     11. The following paragraph shall be added to subparagraph (i) of Section 14.5(b) of the Plan, definition of “eligible rollover distribution”, at the end thereof, effective for distributions made to Participants from the Plan after December 31, 2001:
     Amounts consisting of after-tax contributions, if any, distributed from a Participant’s Account that are excludable from the Participant’s gross income for Federal income tax purposes will also be treated as an eligible rollover distribution. Such amounts may only be transferred to an individual retirement account or annuity described in Sections 408(a) or 408(b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code, provided that such account or plan agrees to separately account for the amounts transferred, including separately accounting for the portion of such distribution that is includible in gross income.
     12. The second sentence of paragraph (ii) of Section 14.5(b) of the Plan, definition of “eligible retirement plan”, shall be deleted in its entirety, and the following paragraph shall be substituted, effective for distributions made to Participants from the Plan after December 31, 2001:
     An eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).
     13. The last sentence of Section 19 shall be deleted in its entirety and the following shall be substituted, effective on and after January 1, 2002:
Notwithstanding the foregoing, a Participant’s 401(k) Account may not be distributed directly to a Participant as a result of the termination of the Plan to the extent the Company, during the 24-month period beginning 12 months prior to the date of termination, maintains a “successor plan,” within the meaning of Treasury Regulation 1.401(k)-(d)(3). The preceding sentence shall not prevent a Participant from electing to transfer his Account to another plan of the Company in a direct transfer that complies with Code Section 411(d)(6)(D).
     14. The following new Section 23.10 shall be added, effective on and after January 1, 2002:
23.10 Direct Transfers. The Committee may elect to permit a Participant to transfer his Account to another Plan sponsored by the Company or a Related Company in a direct transfer that complies with Code Section 411(d)(6)(D). The Committee may also elect to receive amounts to be held in the Participant’s Account that are transferred from a qualified Plan maintained by the Company or a Related Employer if such transfer complies with Code Section 411(d)(6)(D).
     15. Sections 24.1, 24.2 and 24.3 of the Plan shall be deleted in their entirety and the following shall be substituted, effective for Plan Years commencing on or after January 1, 2002:
24.1 Definitions
     If, for any Plan Year, the Plan is a Top Heavy Plan, the provisions of Section 24.3 will be applicable. For the purpose of this section, to the extent necessary, the term “Employer” includes an Affiliate other than an Employer; and the term “Employee” includes an employee of an Affiliate other than an Employee of the Employer. The following definitions are applicable to this Section 24.1.
     (a) Key Employee: An Employee or former Employee who at any time during the Plan Year that includes the Determination Date is (i) an officer of the Employer with annual compensation exceeding $130,000 [as adjusted in accordance with Code Section 417(i)(1)(A)]; (ii) a 5% owner of the Employer; or (iii) a 1% owner of the Employer who has annual compensation of more than $150,000. For purposes of this section, “annual compensation” means compensation as defined in Code Section 415(c)(3). The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.
     (b) Non-Key Employee: An Employee or former Employee of the Employer who is not a Key Employee. The Beneficiary of a Non-Key Employee will be treated as a Non-Key Employee, and the Beneficiary of a former Non-Key Employee will be treated as a former Non-Key Employee.
     (c) Determination Date: For all Plan Years subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year, the last day of such Plan Year.
     (d) Permissive Aggregation Group: The Required Aggregation Group of plans plus any other plan or plans of the Employer that, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.
     (e) Required Aggregation Group: (i) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date and the four preceding Plan Years (regardless of whether the Plan has terminated); and (ii) any other qualified plan of the Employer that enables a plan described in (i) of this paragraph (e) to meet the requirements of Code Sections 401(a)(4) or 410.
     (f) Top Heavy Plan: The Plan, if in any Plan Year it is top heavy as set forth in Section 24.2.
     (g) Top Heavy Compensation: Top Heavy Compensation means “compensation” as defined in Code Section 415(c)(3) and Treasury Regulation 1.415(2)(d)(11)(i) for Limitation Years beginning prior to January 1, 1998, taking into consideration Code Section 414(q)(4)(B).

24.2 Top Heavy Status
     The Plan and any other plans aggregated with it will become top heavy pursuant to this Section 24.2 as of the Determination Date if the present value of accrued benefits of Key Employees is more than 60% of the sum of the present value of accrued benefits of all Employees. In the case of more than one plan which is to be aggregated with the Plan, the present value of the accrued benefits of employees in such plan is first determined separately for each plan as of each plan’s determination date. The plans will then be aggregated by adding the results of each plan as of the determination dates for such plans that fall within the same calendar year. The combined results will indicate whether the plans are top heavy. For the purpose of determining the present value of the accrued benefits of an Employee (a) the present value of accrued benefits of the Employee will be increased by the aggregate distributions made with respect to such Employee during the period specified in the third paragraph of this Section 24.2 below that ends on the Determination Date; (b) the accrued benefits of former Key Employees will not be taken into account; and (c) the accrued benefits of Employees who have not performed services at any time during the one-year period ending on the Determination Date for the Employer maintaining the Plan will not be taken into account.
     Notwithstanding the foregoing, if the Plan is aggregated for top heavy purposes with a defined benefit plan, the present value of accrued benefits will be determined, for the Plan and for such other plan, by using the interest rate and mortality assumptions contained in such other plan. If a Required or Permissive Aggregation Group includes two or more defined benefit plans (a) the same actuarial assumptions will be used with respect to all such plans and must be specified in such plans; and (b) the accrued benefits of Non-Key Employees will be determined under a uniform accrual method or, where there is no such method, as if such benefit accrued not more rapidly than the slowest rate of accrual permitted under the fractional rule of Code Section 411(b)(1)(C).
     The present value of accrued benefits as of the Determination Date for any applicable Employee or former Employee is the sum of (a) the applicable Employee’s Account as of the most recent valuation date occurring within a 12-month period ending on the Determination Date; (b) an adjustment for contributions due as of the Determination Date; and (c) the aggregate distributions made with respect to such individual under the Plan (or a terminated plan that would be required to be aggregated for the purpose of this Section 24.2) during the one-year period ending on the Determination Date for distributions other than in-service distributions, and during the five-year period ending on the Determination Date for in-service distributions. For a profit sharing plan, the adjustment in (b) is generally the amount of contributions actually made after the Valuation Date but on or before the Determination Date.

     In determining whether the Plan is top heavy, it must be aggregated with each plan included in the Required Aggregation Group. In addition, the Employer may aggregate plans included in the Permissive Aggregation Group.
     Notwithstanding the foregoing, the Plan shall not be treated as a Top Heavy Plan in any Plan Year beginning on or after January 1, 2002, in which the Plan consists solely of (a) a cash or deferred arrangement that meets the requirements of Section 401(k)(12) of the Code; and (b) matching contributions that comply with Section 401(m)(11) of the Code.
24.3 Minimum Contributions
     For each Plan Year in which the Plan is top heavy, each Participant who is a Non-Key Employee and who is employed on the last day of the Plan Year (including a Participant who was not credited with at least 1,000 Hours of Service in the Plan Year) is required to receive an annual allocation of Employer contributions (disregarding Social Security benefits) equal to at least 3% of his Top Heavy Compensation; provided that, if the largest percentage of Top Heavy Compensation allocated to a Key Employee (including all 401(k) Contributions allocated for the benefit of a Key Employee) for a Plan Year is less than 3%, such percentage will be substituted for 3%. Such amount will be referred to in this Section 24.3 as the “top heavy minimum contribution.” For each year in which the Employer maintains a defined benefit plan in addition to the Plan, the requirements of this paragraph will be satisfied for all Non-Key Employees who participate in both plans by providing each Non-Key Employee with the 2% minimum annual benefit provided under the top heavy provisions of the defined benefit plan. For each year in which the Employer maintains another defined contribution plan in addition to the Plan, the minimum benefit described in this paragraph may be provided for Non-Key Employees who participate in both plans by such other defined contribution plan, or the Plan, as elected by the Plan Administrator.
     For each Plan Year in which the Plan is required to provide the top heavy minimum contribution, the Employer will contribute to the Account of each Non-Key Employee required to receive an allocation pursuant to the previous paragraph an amount equal to the difference between the amount necessary to provide such Non-Key Employee with the top heavy minimum contribution for such year and the amount previously allocated to such Non-Key Employee’s Account consisting of Employer contributions (other than elective contributions under a qualified cash or deferred arrangement) for such year.
     16. The following sentence shall be added to the last paragraph of the definition of “Annual Additions” contained in Section 25 of the Plan, at the end thereof, effective on and after January 1, 2002:
Annual Additions shall not include catch-up contributions deferred by the Participant in accordance with Section 414(v) of the Code.

     17. The following additional changes to the Plan shall be made effective on and after January 1, 2003:
     A. Section 1.1 shall be deleted in its entirety and shall be restated effective on and after January 1, 2003:
     1.1. Initial Participation. Each Eligible Employee of a Participating Employer, except an Eligible Employee described in the following paragraph, shall be treated as an Active Participant for the purpose of being eligible to make 401(k) Contributions (and shall be referred to in this Plan as a “401(k) Participant”) on the first payroll period coinciding with or next following the later of the date (a) he attains age 18; (b) which is 90 days after his Employment Commencement Date; or (c) he becomes an Eligible Employee.
     Each Eligible Employee of a Participating Employer who is classified as a Highly-Compensated Employee at any time during the Plan Year that includes his Employment Commencement Date as a result of owning or being treated as owning more than 5 percent of the Employer shall not be eligible to make 401(k) Contributions and be classified as a 401(k) Participant until the date such individual satisfies the eligibility requirements set forth in the following paragraph regarding Employer contributions. In addition, if a Participant earns more than the applicable dollar limit in such person’s initial Plan Year making such person a Highly-Compensated Employee in his or her second Plan Year, such Participant shall not be eligible to make 401(k) Contributions in his or her second Plan Year until the date such individual satisfies the eligibility requirements set forth in the following paragraph regarding Employer contributions.
     Each Eligible Employee of a Participating Employer shall be treated as an Active Participant for the purpose of receiving Employer contributions pursuant to Section 8.1 and for the purpose of receiving Matching Contributions (and shall be referred in this Plan to as a “Full Active Participant”) as of the Entry Date coinciding with or next following the date he (a) attains age 18; (b) has completed one Year of Eligibility Service; and (c) becomes an Eligible Employee.
     B. Section 3.6 shall be added effective on and after January 1, 2003:
     3.6 Matching Contributions. A Participating Employer may make matching contributions (“Matching Contributions”) for the benefit of a Full Active Participant. All Matching Contributions shall be 100 percent vested when made. Matching Contributions shall be distributable after a Participant attains age 59 1/2 in accordance with Section 15.3.

     C. Section 8.4 shall be added effective on and after January 1, 2003:
     8.4 Allocation of Matching Contributions. For the Plan Year commencing January 1, 2003, the Participating Employer will match 50 percent of a Full Active Participant’s 401(k) Contributions up to four percent of the Full Active Participant’s Compensation. 401(k) Contributions in excess of four percent of a Full Active Participant’s Compensation shall not be matched. For a subsequent Plan Year, the amount of Matching Contributions that may be made by a Participating Employer shall be determined at the discretion of the Participating Employer. Matching Contributions shall be allocated on a payroll period or other basis as designed by the Committee. Notwithstanding the foregoing, the Committee may elect to “true up” Matching Contributions (i.e., reallocate Matching Contributions on an annual basis).
     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officers this ___ day of _______, 2002.

ATTEST:		WORTHINGTON INDUSTRIES, INC.

By	/s/ Dale T. Brinkman Corporate Secretary	By	/s/John P. McConnell John P. McConnell, Chairman of the Board